UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2004

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, CT		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2004, The Stanley Works (the "Company") entered into a new Credit Agreement with Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., as lead arranger and book runner, Fleet National Bank, BNP Paribas, and UBS Securities LLC, as co-syndication agents, and a syndicate of other lenders (the "Credit Agreement"). The Credit Agreement provides for total commitments of $400 million to make unsecured, revolving credit loans. The commitments may be increased by the Company by up to an additional $200 million in the aggregate in minimum increments of $10 million each, not more than once a year upon agreement by the lenders. The Credit Agreement terminates on October 14, 2009. It replaces the Company's previous $250 million Facility A (364-Day) Credit Agreement, as amended and restated as of October 15, 2003, and the Company's $100 million Amended and Restated Facility B (Five-Year) Credit Agreement, dated as of October 17, 2001, each with Citibank, N.A. as administrative agent.

Under the terms of the Credit Agreement, the Company will be required to pay an interest rate that ranges from 0.13% to 0.575% over the London Interbank Offered Rate ("LIBOR") or 0% over an alternative base rate, which is the greater of the Citibank, N.A. base rate or the Federal Funds Rate plus 0.50%. The exact spread over LIBOR will depend upon the rating by Moody's Investors Service, Inc. and Standard & Poor's Rating Service of the Company's long-term unsecured debt. There are no borrowings outstanding under the Credit Agreement.

The Credit Agreement contains covenants that are substantially similar to the covenants in the credit agreements that it replaces. These covenants include, among others:

* a restriction on creating liens on certain of the Company's or its subsidiaries' assets, subject to permitted exceptions;

* a restriction on merging and selling substantially all of the Company's assets and a limitation on the merger or sale of its subsidiaries'
assets;

* a restriction on the sale and leaseback of certain assets by the
Company or its subsidiaries; and

* a requirement that the Company maintain a ratio of EBITDA to Interest
Expense (each as defined in the Credit Agreement) of not less than
5.0:1.0.

The Credit Agreement contains customary events of default, including, among others, the failure to make timely principal and interest payments or to satisfy the covenants described above. If an event of default occurs and is continuing the lenders may cease making loans, terminate the Credit Agreement and declare all outstanding amounts to be immediately due and payable. Lenders holding in the aggregate at least 51% of the commitments under the Credit Agreement may elect to accelerate the maturity of loans under the Credit Agreement upon the occurrence and during the continuation of an event of default.

Citibank, N.A., Citigroup Global Markets Inc., Fleet National Bank, BNP Paribas, UBS Securities LLC, and other lenders under the Credit Agreement and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which services they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works (Registrant)

October 15, 2004	By:	/s/ Bruce H. Beatt

Name: /s/ Bruce H. Beatt
Title: Vice President, Secretary and General Counsel